                                                                     EXHIBIT I-1

             List and Description of Subsidiaries and Investments
                             Of Unicom Corporation
                    (Other than "Public-Utility" Companies)
                              As of October, 2000

I.   Subsidiaries of Unicom

     1.   Unicom Enterprises, Inc.
          ------------------------

               Unicom Enterprises Inc., an Illinois corporation, is a first tier holding company for Unicom's non-regulated investments.

     2.   Mechanical Services Business
          ----------------------------

          2.1  Unicom Mechanical Services Inc.
               -------------------------------

                         Unicom Mechanical Services Inc. ("UMSI"), a Delaware corporation, designs, builds, tests, repairs, and distributes products and finances heating, cooling, ventilation and industrial process systems, as well as high and low voltage electrical power systems for commercial and industrial customers./1/

                         The mechanical services businesses, including, Access Systems, Inc., Hoekstra Building Automation, Inc., Metropolitan Mechanical Contractors Inc., Reliance Mechanical Corp., Buckeye Acquisition Corporation, Bumler Heating and Specialties, Inc. and Building Automated Systems and Services, Inc., are expected to be merged into UMSI in the near future to simplify the corporate structure.

                         V.A. Smith Company, UMS Acquisition Corp, KHB Inc., MMCD, Inc., and MMSD, Inc. which were listed in earlier filings, were

____________________
/1/ See Rule 58(b)(1)(ii) and (vii); The Commission has previously authorized the businesses conducted by Unicom's mechanical service business: GPU, Inc., HCAR 35-27165 (April 14, 2000) (authorizing services including design, construction installation, maintenance of new retrofit heating, ventilating, and air conditioning, electrical and power systems, motors, pumps, lighting, water and plumbing systems); Interstate Energy Corp., HCAR 35-27069 (Aug. 26, 1999) (authorizing subsidiaries of Alliant Energy Resources to offer energy management services, including the construction of HVAC, electrical and power systems, and related structures, nonassociate companies); CINergy, HCAR 35-26662 (Feb. 7,
1997) (authorizing the design, management or direct construction and installation of new and retrofit heating, ventilating and air conditioning, electrical and power systems, motors, pumps, lighting, water and plumbing systems. Conectiv, Inc. HCAR 35-26832 (Feb. 25, 1998) (authorizing a nonutility subsidiary to offer energy management services to nonassociate industrial commercial and residential customers); WPL Holdings, Inc., HCAR 35-26 856 (April 14, 1998) (authorizing to provide a range of environmental consulting and engineering services and related products to private and governmental clients).

                    merged into UMSI in early August, 2000, to simplify the corporate structure.

          2.2  Access Systems Inc.
               -------------------

                    Access Systems Inc. ("Access"), an Illinois corporation, provides environmental control systems in the form of building automation and security systems for commercial and industrial customers. Access is expected to be merged into UMSI on or after January 1, 2001./2/



          2.3  Hoekstra Building Automation, Inc.
               ----------------------------------

                    Hoekstra Building Automation, Inc. ("Hoekstra"), an Illinois corporation, provides environmental control systems in the form of building automation and security systems for commercial and industrial customers. Hoekstra is expected to be merged into UMSI on or after January, 2001.

          2.4  Metropolitan Mechanical Contractors, Inc.
               -----------------------------------------

                    Metropolitan Mechanical Contractors, Inc. ("MMCI"), a Minnesota corporation, designs, installs and services heating, ventilation and air conditioning, temperature controls, fire protection and plumbing systems. MMCI is expected to be merged into UMSI on or after January 1, 2001.

          2.5  Reliance Mechanical Corp.
               -------------------------

                    Reliance Mechanical Corp. ("RMC"), an Ohio corporation, engages in the design, installation, retrofit and repair of high quality HVAC systems. RMC is a subsidiary of UMSI. RMC is expected to be merged into UMSI on or after January 1, 2001.

          2.6  Buckeye Acquisition Corporation
               -------------------------------

                    In September 2000, UMS, through its subsidiary Buckeye Acquisition Corporation ("Buckeye"), a Delaware corporation, acquired the assets of Rieck Mechanical Electrical Services, Inc. Buckeye will eventually change its corporate name to Rieck Mechanical Electrical Services, Inc. Buckeye sales, designs, installs and services plumbing, process piping, electrical, refrigeration and heating, ventilation and air conditioning and temperature control systems. Buckeye is expected to be merged into UMSI on or after January 1, 2001.

____________________
/2/ The investments listed in items 2.2 through 2.7 are authorized under the precedent cited in note 1 including, in particular: Access, WPL Holdings, HCAR 35-26856; Hoekstra, GPU, Inc., HCAR 35-27165; MMCI, GPU, Inc., HCAR 35-27165;
RMC, GPU, Inc. HCAR 35-27165; Buckeye, GPU, Inc. HCAR 35-27165, Cinergy, HCAR 35-26662; BHSI and BASS, GPU, Inc., HCAR 35-27165.

          2.7  Bumler Heating and Specialties, Inc. and Building Automated
               -----------------------------------------------------------
               Systems and Services, Inc.
               --------------------------

                    In October, 2000 UMS acquired Bumler Heating and Specialties, Inc. ("BHSI") and Building Automated Systems and Services ("BASS"), located in Warren, Michigan. BHSI and BASS provide design, installation, maintenance, and repair services for high-quality HVAC systems and related control systems/functions. These companies are expected to be merged into UMSI on or after January 1, 2001.


     3.   Like-Kind Exchange Tax Advantaged Transaction
          ---------------------------------------------

          3.1  Unicom Investment Inc.
               ----------------------

                    Unicom Investment Inc., an Illinois corporation, was formed to receive the proceeds from the sale of ComEd's fossil generating stations pending for the eventual use of those funds. Unicom has entered into a like-kind exchange transaction to minimize taxes due on the sale of its fossil fuel generating stations. The transaction involves the acquisition of leasehold interests in generating facilities owned by two governmental entities with a lease back to those entities. No Exelon affiliate will participate in any way in the operation of the generating facilities./3/ The entities described in items 3.2 through 3.5 below facilitate this arrangement.


          3.2  Scherer Holdings 1, LLC; Scherer Holdings 2, LLC; and Scherer
               -------------------------------------------------------------
               Holdings 3, LLC; Wansley Holdings 1, LLC and Wansley Holdings 2,
               ----------------------------------------------------------------
               LLC
               ---

                    Scherer Holdings 1, LLC, Scherer Holdings 2, LLC and Scherer Holdings 3, LLC, Wansley Holdings 1, LLC and Wansley Holdings 2, LLC are Delaware limited liability companies, and were formed on May 5, 2000 to serve as lessees under a headlease and lessor (sublessor) under a lease to Municipal Electric Authority of Georgia ("MEAG") Robert W. Scherer electric generating plant. They are each owned by Unicom Investment Inc. MEAG owns certain undivided interest in existing multi-unit, coal fired generating facilities in Georgia which it leases to the separate Scherer Holdings (the "headlease"), who in turn sublease their respective interest to MEAG (such sublease, the "lease"). MEAG's undivided interest is allocated to five separate "projects" for purposes of MEAG's bond ordinance (hence, the need for five separate headlease/subleases). (See Unicom Investment Inc.)

_______________________
/3/ This is a passive tax advantaged investment in arrangement not involving a "public utility company" as defined in the Act. See Central and South West Corp., HCAR 35-23578 (Jan. 22, 1985).

          3.3  Spruce Holdings G.P. 2000 LLC and Spruce Holdings L.P. 2000 LLC
               ---------------------------------------------------------------

                    Spruce Holdings G.P. 2000 LLC ("Spruce G.P.") and Spruce Holdings L.P. 2000 LLC ("Spruce LP") are Delaware limited liabilities companies, and were formed May 23, 2000 as special purpose entities relating to like kind exchange transactions. Spruce GP serves as general partner and Spruce LP as limited partner of Spruce Equity Holdings, L.P. Both entities are owned by Unicom Investment Inc. (See Unicom Investment Inc.)

          3.4  Spruce Equity Holdings L.P.
               ----------------------------

                    Spruce Equity Holdings L.P., a Delaware limited partnerships, was formed May 24, 2000 to serve as the beneficiary of Spruce Holdings Trust. One percent of the partnership interest is held by Spruce GP, and 99% by Spruce LP. (See Unicom Investment Inc.)

          3.5  Spruce Holdings Trust
               ---------------------

                    Spruce Holdings Trust, a Delaware statutory business trust, was formed May 13, 2000 to serve as lessee under a headlease and lessor (sublessor) under a lease to City Public Service, an agency of the City of San Antonio Texas with regard to the J.K. Spruce electric generating plant. Spruce Equity Holdings, L.P. is the sole beneficiary of Spruce Holdings Trust. The City of San Antonio, acting through its agency, City Public Service, ("CPS") owns a coal-fired steam electric generating facility commonly known as J.K. Spruce Plant, Unit 1, which it leases to Spruce Holdings Trust (the "headlease"), who in turn subleases it back to CPS (such sublease, the "lease"). (See Unicom Investment Inc.)

     4.   Energy/Utility Related
          ----------------------

          4.1  Unicom Energy Services Inc.
               ---------------------------

                    Unicom Energy Services Inc. ("UESI"), an Illinois corporation; engages in distributed generation including microturbine and similar technology; turnkey energy and operational solutions; demand-side and supply side solutions; energy performance contracting and guaranties; custom lighting solutions; and financing related thereto. Divisions include Unicom Distributed Energy division which sells, finances, installs and maintains on-site generation and cogeneration; Unicom Active Energy Management division which provides a suite of energy information products and related consultative services (forecast daily energy usage and track historical energy consumption); and eQuater division which provides energy information services./4/ UESI serves customers throughout the Midwest from offices in Illinois, Indiana, Michigan, Minnesota, and Missouri. UESI recently acquired via asset purchase American Energy Conservation Inc., an Elkhart, Indiana based provider of performance contracting services to K-12 public schools in Indiana.


          4.2  Unicom Energy Inc.
               ------------------

                    Unicom Energy Inc. ("UEI"), a Delaware corporation, is a subsidiary of UESI that markets electricity and natural gas where retail competition is established./5/


          4.3  Unicom Energy Ohio, Inc.
               ------------------------

                    Unicom Energy Ohio, Inc. a Delaware corporation, is a subsidiary of UEI that markets natural gas where retail competition is established./6/


          4.4  Unicom Power Marketing Inc.
               ---------------------------

                    Unicom Power Marketing Inc. ("UPMI"), a Delaware corporation, is a shell company formed to operate a wholesale electric and natural gas marketing business./7/

_____________________
/4/ See Rule 58(b)(1)(i), (vii) and (viii). The Commission has authorized registered holding companies to engage in energy consulting. See Energy East Corp., HCAR 35-27224 (Aug. 31, 2000) (authorizing energy management, conservation engineering and demand-side management); Allegheny Power System, Inc., HCAR 35-26401 (Oct. 27, 1995) (energy management services, management or construction of energy conservation equipment, maintenance of energy systems, and construction of energy management systems and structures); Central and South West Corp., HCAR 35-26367 (Sept. 1995) (range of energy-related products and services to commercial and industrial customers).

/5/ See Rule 58(b)(1)(v). The Commission has authorized subsidiaries of registered holding companies to engage in electric and natural gas marketing. See Energy East Corp., HCAR 35-27224 (Aug. 31, 2000) (authorizing the marketing of electricity and natural gas to end-users); SCANA Corp., HCAR 35-27133 (Feb. 9, 2000) (markets electricity, natural gas and other light hydrocarbons); WPL Holdings, Inc., HCAR 35-26856 (April 14, 1998) (buys, sells and markets natural gas and electricity); Northeast Utilities Services Co., HCAR 35-26359 (Aug. 18,
1995) (authorization for subsidiary to engage in electric power brokering and marketing transactions and fuel-for-power transactions within and outside the service area of affiliated public utility companies); Central and South West Corp., HCAR 35-25385 (Sept. 26, 1991) (natural gas gathering transmission and marketing). See also New Century Energies, Inc., HCAR 35-26748 (Aug. 1, 1997) (authorizing engagement in the thermal energy business in the companies service territory).

/6/  See Rule 58(b)(1)(v). See citations at footnote 5.

/7/  See Rule 58(b)(1)(v). See citations at footnote 5.

     5.   District Cooling/District Energy Systems
          ----------------------------------------

          5.1  UT Holdings Inc.
               ----------------

                    UT Holdings Inc. ("UT"), a Delaware corporation, provides through its subsidiaries and joint ventures district cooling systems, district energy systems (chilled water, steam and/or hot water) and construction and operating services for the central energy plants. /8/

                    Subsidiaries of UT are Unicom Thermal Development Inc., a Delaware corporation; Unicom Thermal Technologies Inc., an Illinois corporation; Unicom Thermal Technologies Houston Inc., a Delaware corporation; Unicom Thermal Technologies Boston Inc., a Delaware corporation; Unicom Thermal Technologies North America Inc., a Delaware corporation; UTT National Power Inc., an Illinois corporation; UTT Nevada Inc., a Nevada corporation; and UTT Phoenix, Inc., a Delaware corporation.

                    Unicom Thermal Technologies Boston Inc. holds a 25% membership interest in Northwind Boston LLC, a Boston
                                           --------------------
                    limited liability company. Unicom Thermal Technologies Houston Inc. holds a 25% membership interest in Northwind
                                                                    ---------
                    Houston LLC, a Delaware limited liability company. Northwind
                    -----------
                    Houston LLC, in turn holds 25% of the partnership in

                    Northwind Houston LP, a Delaware limited partnership. Unicom
                    --------------------
                    Thermal Technologies North America Inc. operates in Canada through its subsidiary Northwind Thermal Technologies Canada
                                           -------------------------------------
                    Inc., a New Brunswick, Canada corporation, and its
                    ----
                    subsidiary Unicom Thermal Technologies Inc., a New
                               --------------------------------
                    Brunswick, Canada corporation.  Northwind Midway LLC, a
                                                    --------------------
                    Delaware limited liability company, is a subsidiary of UTT National Power Inc. UTT Nevada Inc. holds a 75% membership interest in Northwind Aladdin LLC, a Nevada limited
                                 --------------------
                    liability company, and a 50% membership interest in Northwind Las Vegas LLC, a Nevada limited liability company,
                    -------------------------
                    50% of the membership interest which is held by UTT Nevada Inc. UT holds a 50% membership interest in Northwind
                                                                ---------
                    Chicago LLC, a Delaware limited liability company. UTT
                    -----------
                    Phoenix, Inc. holds 50% membership interests in Northwind
                                                                    ---------
                    Arizona Development
                    -------------------


_______________________
/8/  See Rule 58(b)(1)(vi) and (vii). See Ameren Corp., HCAR 35-26809 (Dec. 30,
1997); WPL Holdings, Inc. HCAR 35-26856 (April 14, 1998); See also Energy East Corp., HCAR 35-27224 (Aug. 31, 2000) (Commission authorized to provide district heating and cooling services to a number of large buildings in Hartford, Connecticut); General Public Utility Corp., 32 SEC 807, 840-841 (Dec. 28, 1951) ( Commission authorized retention of steam heating systems); North American Co., 11 SEC 194 (April 14, 1942) (Commission authorized retention of steam heating operations which provided steam heat to customers). In Cinergy Corp., HCAR 35-26474 (Feb. 20, 1996), the Commission found a district heating and cooling business which also provided steam to be functionally related to the utility business.

                    LLC, a Delaware limited liability company, and in Northwind
                    ---                                               ---------
                    Phoenix LLC, a Delaware limited liability company.
                    -----------

     6.   Others
          ------

          6.1  Unicom Power Holdings Inc.
               --------------------------

                    Unicom Power Holdings Inc., a Delaware corporation, owns certain uninstalled peaking electric, generation equipment, but is not actively engaged in power development projects./9/


          6.2  Unicom HealthCare Management Inc.
               ---------------------------------

                    Unicom Health Care Management Inc., an Illinois corporation, is engaged in the management of SFAS 106 contingent medical plan liabilities related to Unicom's businesses and employees.

          6.3  Unicom Resources Inc.
               ---------------------

                    Unicom Resources Inc., an Illinois corporation, is currently inactive.

          6.4  Unicom Assurance Company Limited
               --------------------------------

                    Unicom Assurance Company Limited ("UACL"), is a Bermuda based captive insurance company which will have a Class III insurance license in Bermuda. UACL, a direct subsidiary of Unicom, will offer various insurance products to other Unicom subsidiaries (initially workers' compensation and general liability insurance and will later expand its products)./10/ UACL may provide insurance to contractors who have construction contracts with an Exelon subsidiary in order to efficiently ensure that all contractors have adequate insurance to cover risks for which the contracting subsidiary could otherwise be liable. UACL will replace Concomber Ltd. (see below) when UACL is licensed.


_______________________
/9/ See Rule 58(b)(1)(vii) and (viii). See WPL Holdings, Inc., HCAR 35-26856 (April 14, 1998) (authorizing a subsidiary that, among others, designs, builds and operates various types of generation facilities).

/10/ See Columbia Gas System, Inc., HCAR 35-26596 (Oct. 25, 1996) (authorizing a captive insurance company to cover predictable losses under automobile and general liability and "all-risk" coverage); Columbia Insurance Corporation, Ltd., HCAR 35-27051 (July 23, 1999) (authorizing to expand the reinsurance activities of the captive insurance company to include all predictable risks related to the business of Columbia and to establish on ore more direct or indirect subsidiaries to engage in the proposed re-insurance activities).

II.  Subsidiaries of Commonwealth Edison

     1.   Financing Subsidiaries/Trusts
          -----------------------------

          1.1  ComEd Financing I
               -----------------

                    A Delaware business trust formed in 1995 in connection with the issuance of $200 million of 8.48% Trust Originated Preferred Securities(SM) ("TOPrS(SM)"). The Trust has two classes of outstanding securities: (i) voting common securities held entirely by ComEd and (ii) nonvoting preferred securities (i.e., the TOPrS). The Trust purchased ComEd's 8.48% Subordinated Deferrable Interest Notes due September 30, 2035 with the proceeds from the issuance of its securities. The TOPrS were registered on Registration Statement No. 33-61343./11/

          1.2  ComEd Financing II
               ------------------

                    A Delaware business trust formed in 1996 in connection with the issuance of $150 million of 8.50% Series B Capital Securities. The Trust has two classes of outstanding securities: (i) voting common securities held entirely by ComEd and (ii) nonvoting preferred securities (i.e., the Series B Capital Securities). The Trust purchased ComEd's 8.50% Subordinated Deferrable Interest Debentures due January 15, 2027 with the proceeds from the issuance of its securities. The Capital Securities were registered on Registration Statement No. 333-28369 in connection with an exchange offer that was made to holders of the Series A Capital Securities (which, other than their registered status under the Securities Act, were identical to the Series B Capital Securities). /12/

          1.3  ComEd Funding, LLC
               ------------------

                    A Delaware limited liability company formed in July 1998 for the purpose of initially owning the "Intangible Transition Property" created under orders issued by the Illinois Commerce Commission.

___________________

/11/ See New Century Energies, HCAR No. 35-26748 (Aug. 1, 1997) (authorizing Southwestern Public Service Capital I, a trust formed to facilitate certain financing transactions, by issuing trust preferred securities and loaning the proceeds to Southwestern Public Service); New Century Energies, HCAR 35-26750 (Aug. 1, 1997); Conectiv, HCAR 35-26833 (Feb. 26, 1998) (authority to retain Delmarva Power Financing I, a holly owned trust that issued trust preferred securities and loaned the proceeds to Delmarva); Dominion Resources, HCAR 35-27112 (Dec. 15, 1999) (authorizing similar financing through Dominion Resources Capital Trust I) and SCANA Corporation, HCAR 35-27135 (Feb. 14, 2000) (authorizing the creation of trusts to facilitate financing).

/12/ See New Century Energies, HCAR No. 35-26748 (Aug. 1, 1997); New Century Energies, HCAR 35-26750 (Aug. 1, 1997); Conectiv, HCAR 35-26833 (Feb. 26, 1998);
Dominion Resources, HCAR 35-27112 (Dec. 15, 1999) and SCANA Corporation, HCAR 35-27135 (Feb. 14, 2000). See also citations at footnote 11.

                    "Intangible Transition Property" essentially consists of the right to receive a specified portion of tariffed revenues collected by ComEd from its customers. Such property was sold by ComEd Funding, LLC to ComEd Funding Transitional Funding Trust and serves as the collateral security for the issuance by ComEd Transitional Funding Trust of $3.4 billion of Transitional Funding Trust Notes, which are otherwise non-recourse to ComEd. ComEd Funding, LLC's organizational documents require it to operate in a manner such that it should not be consolidated in the bankruptcy estate of ComEd in the event that ComEd becomes subject to such a proceeding./13/ ComEd Funding, LLC owns ComEd Transitional Funding Trust, a Delaware trust, which is the servicer of the securitization bonds.


          1.4  ComEd Transitional Funding Trust
               --------------------------------

                    A Delaware business trust formed in July 1998 for the purpose of issuing $3.4 billion of Transitional Funding Trust Notes, Series 1998, in seven series bearing interest rates ranging from 5.29% to 5.74% per annum. The Transitional Funding Notes were registered on Registration Statement No. 333-60907 and are non-recourse to ComEd. ComEd Transitional Funding Trust used the proceeds from the sale of the Notes to purchase the Intangible Transition Property from ComEd Funding, LLC, which in turn made the proceeds available to ComEd for the purpose, among other things, of refinancing outstanding debt securities and redeeming equity securities.

          1.5  Edison Finance Partnership
               --------------------------

                    Edison Finance Partnership, an Ontario, Canada partnership, of EDCI and Northwind Thermal Technologies Canada, provides intercompany financing./14/

     2.   Energy/Utility Related
          ----------------------

          2.1  Commonwealth Research Corporation
               ---------------------------------

                    Commonwealth Research Corporation, an Illinois corporation, was engaged in research, development and testing activities to ensure a

_________________________

/13/ See New Century Energies, HCAR No. 35-26748 (Aug. 1, 1997); New Century Energies, HCAR 35-26750 (Aug. 1, 1997); Conectiv, HCAR 35-26833 (Feb. 26, 1998);
Dominion Resources, HCAR 35-27112 (Dec. 15, 1999) and SCANA Corporation, HCAR 35-27135 (Feb. 14, 2000). See also citations at footnote 11.

/14/ See New Century Energies, HCAR No. 26748 (Aug. 1, 1997) (authorized to engage in financing and factoring of the companies fuel inventories and customer accounts receivable).

                    safe, economical and adequate electric power supply for ComEd. It holds certain energy related patents, which are not currently being exploited and is otherwise inactive. Rule 58(a)(1)(i) and (vii).

     3.   Real Estate/Real Estate Joint Ventures
          --------------------------------------

          3.1  Edison Development Company
               --------------------------

                    Edison Development Company ("EDC"), a Delaware corporation, holds real estate and real estate joint ventures, for economic development and community development purposes adjacent to ComEd facilities./15/ On November 29, 1988 EDC entered into an agreement with the T.M.A. Group ("TMA") to develop an existing 39.5 acre farm site in Libertyville, Illinois, into an industrial park. The land was placed into the Lincoln Commerce Center joint venture. There were three
                        -----------------------
                    buildings developed, and the respective land was ultimately transferred into new joint ventures; the Commerce
                                                             --------
                    Distribution Center joint venture, as of March 15, 1991, the
                    -------------------
                    Concepts II Building joint venture, as of January 2, 1995
                    --------------------
                    and the Concepts III Building joint venture, as of July 15,
                            ---------------------
                    1998. The four remaining parcels of land are still held in the original Lincoln Commerce Center joint venture. EDC and TMA each own 50% of each of the four joint ventures, with TMA being the managing partner and EDC the equity partner.

     4.   Others
          ------

          4.1  Concomber Ltd.
               --------------

                    Concomber Ltd. ("Concomber"), a Bermudan limited company, is a captive insurance company used predominantly for worker's compensation coverage./16/ Concomber will be replaced by UACL (see above) when UACL is licensed.

______________________

/15/ See Ameren, HCAR, 35-26809 (Dec. 30, 1997) (authorizing investment in multi-purpose arena and in a limited liability company which owns 231 acres of farmland to be used for development of an industrial park within the boundaries of Mattoon and the CIPS service territory).

/16/ See Columbia Gas System, Inc., HCAR 35-26596 (Oct. 25, 1996) (authorizing a captive insurance company to cover predictable losses under automobile and general liability and "all-risk" coverage); Columbia Insurance Corporation, Ltd., HCAR 35-27051 (July 23, 1999) (authorizing to expand the reinsurance activities of the captive insurance company to include all predictable risks related to the business of Columbia and to establish on ore more direct or indirect subsidiaries to engage in the proposed re-insurance activities).

          4.2  Edison Development Canada Inc.
               ------------------------------

                    Edison Development Canada, Inc. ("EDCI"), a Canadian corporation, is currently inactive except for its participation in Edison Finance Partnership.


III. Non-subsidiary investments of Unicom

     1.   Apeco Corporation
          -----------------

               Unicom holds less than 5% of the common stock, $.50 par value, of Apeco Corporation./17/

     2.   Chicago Community Ventures, Inc.
          -------------------------------

               Unicom holds less than 5% of the common stock of Chicago Community Ventures, Inc., a minority enterprise small business investment company./18/

     3.   Chicago Equity Fund
          -------------------

               Unicom holds less than 5% of the Chicago Equity Fund, which funds rehab of low and moderate income housing in Chicago./19/

___________________

/17/ This investment is passive and de minimis and thus, under Commission precedent, retainable. See Ameren, HCAR 35-26809 (Dec. 30, 1997) (St. Louis Equity Fund retainable because passive); WPL Holdings, HCAR 35-26856 (April 14,
1998) (authorizing investments of IES Investments as for the most part passive and/or de minimis); Energy East Corp., HCAR 35-27224 (Aug. 31, 2000) (authorizing investments in short-term money market instruments as passive).

/18/ This investment is passive and de minimis and thus, under Commission precedent, retainable. See Ameren, HCAR 35-26809 (Dec. 30, 1997) (St. Louis Equity Fund retainable because passive); WPL Holdings, HCAR 35-26856 (April 14,
1998) (authorizing investments of IES Investments as for the most part passive and/or de minimis). See also, Ameren, HCAR 35-26809 (Dec. 30, 1997) (investment in venture capital fund for minority business development).

/19/ This investment is passive and de minimis and thus, under Commission precedent, retainable. See Ameren, HCAR 35-26809 (Dec. 30, 1997) (St. Louis Equity Fund retainable because passive); WPL Holdings, HCAR 35-26856 (April 14,
1998). See also, Ameren, HCAR 35-26809 (Dec. 30, 1997) (investment in venture capital fund for minority business development). See also Georgia Power Co., 35-26220 (Jan. 24, 1995) (limited partnership investments in low-income housing projects that qualify for low-income housing tax credit under Section 42 of the Internal Revenue Code).

     4.   Dearborn Park Corporation
          -------------------------

               Unicom holds less than 5% of the common stock of Dearborn Park Corporation. Dearborn Park is a project to develop moderate income housing south of the Chicago loop on unused railroad property./20/

     5.   I.L.P. Fund C/O Chicago Capital Fund
          ------------------------------------

               Unicom holds less than 5% of the I.L.P. Fund c/o Chicago Capital Fund, a venture capital small business fund targeted at providing venture capital for small but growing companies in Chicago./21/

     6.   Illinois Venture Fund (Unibanc Trust)
          -------------------------------------

               Unicom holds less than 5% of the Illinois Venture Fund, a venture capital fund for new technologies, products and processes in Illinois./22/

     7.   Boston Financial Institutional Tax Credit Fund X, Related Corporate
          -------------------------------------------------------------------
          Partners IV, L.P.; Boston Financial Institutional Tax Credit Fund XIX;
          ----------------------------------------------------------------------
          Related Corporate Partners XII, L.P., Boston Capital Corp. XIV, Boston
          ----------------------------------------------------------------------
          Financial Institutional Tax Credit Fund XXI, Related Corporate
          --------------------------------------------------------------
          Partners XIV, L.P., Summit Corporate Tax Credit Fund II, USA
          ------------------------------------------------------------
          Institutional Tax Credit Fund XXII
          ----------------------------------

               These are passive investments in tax advantaged affordable housing credit funds under Section 42 of the Internal Revenue Code. Unicom has no involvement in the development or management of the projects but is solely a passive investor. The actual property development and management is conducted by the fund or others, but not Unicom or any Unicom affiliate. The investments are made for purposes of the tax credits. Generally, Unicom is one of several limited partners in any given

______________________

/20/ The Commission has granted permission for such investments based on the investments being passive and de minimis and as investments in economic development. See Ameren, HCAR 35-26809 (Dec. 30, 1997) (St. Louis Equity Fund retainable because passive); WPL Holdings, HCAR 35-26856 (April 14, 1998) (authorizing investments of IES Investments as for the most part passive and/or de minimis).

/21/ The Commission has on numerous occasions permitted investments in various economic development activities. See Ameren, HCAR 35-35-26809 (Dec. 30, 1997) (venture capital fund for minority business development); Appalachian Power Co., HCAR 35-25266 (growth capital innew and expanding small, rural firms to improve local economy); Northeast Utilities, 40 SEC Docket 412 (Feb. 24, 1988) (investment in locally focused venture capital fund); Consolidated Natural Gas Co., 33 SEC Docket 1192 (Aug. 20, 1985) (investment in fund formed to encourage and finance local entrepreneurial ventures); Hope Gas, Inc., 53 SEC Docket 633 (Jan. 26, 1993) (venture capital partnership designated to provide capital to local businesses).

/22/ This investment is passive and de minimis and thus, under Commission precedent, retainable. See Ameren, HCAR 35-26809 (Dec. 30, 1997) (St. Louis Equity Fund retainable because passive); WPL Holdings, HCAR 35-26856 (April 14,
1998) (authorizing investments of IES Investments as for the most part passive and/or de minimis).

               fund and does not own a majority of the interests in any fund. The term of the investments is generally 15 years. Each investment is "self liquidating," i.e., the assets wind down as the tax credits expire. The properties that are the subject of the investments are located throughout the United States, with only a few being located in Illinois or Pennsylvania. The total investment as of March 31, 2000 was approximately $120 million./23/

               The Commission has permitted registered holding companies to invest in tax credit, low-income, multi-family housing projects by owning properties and providing investment management services in connection with the properties. In such cases, the Commission has permitted such investments only where the properties involved were located in the service territory of the utilities involved (or in the same state). In this case, however, because Unicom's investments are purely passive - it does not own the properties or provide any services, the location of the properties should not be so limited./24/

               There does not appear to be a policy reason to restrict low income housing investments to the state where the utility does business - provided the investment is purely passive as noted above. Section 9(c)(3) of the Act, which is the basis for these decisions, is not based on a theory that the investment is "utility related" as are decisions under Section 11(b)(1).
               Section 9(c)(3) only requires a finding that the investment is "appropriate in the ordinary course of business" and "not detrimental" to the protected interests under the Act. As noted in the cases cited above, and as is true in the instant case, the low income housing tax credits of Unicom are a prudent and reasonable investment for a corporation to make. The investments are purely passive and designed to produce a reasonable return and beneficial tax credits. The Commission has observed that there are few activities more "appropriate in the ordinary course of business" than tax savings./25/

_____________________

/23/ See Ameren, HCAR 35-26809 (Dec. 30, 1997) (St. Louis Equity Fund retainable because passive). Energy East Corp., HCAR 35-27224 (Aug. 31, 2000) (authorizing investments in short-term money market instruments as passive).

/24/ See WPL Holdings, Inc., HCAR 35-26856 (April 14, 1998); Alliant Energy Corporation, HCAR 35-27060 (Aug. 13, 1999); Alliant Energy Corporation, HCAR 35-27155 (July 10, 2000).

/25/ Consolidated Natural Gas, HCAR 35-24805 (Jan 12, 1989).

     8.   Pantellos Corporation
          ---------------------

               Unicom holds 5.4% of the equity of Pantellos Corporation, a Delaware corporation, which was incorporated on June 1, 2000. Pantellos plans to be the leading provider of e-supply-chain solutions to the electric, natural gas distribution, natural gas pipelines and other energy sectors, by providing an open environment that enables all participants to conduct supply chain activities and transactions through its secure, Internet-based eMarketplace. The current members are: Unicom, American Electric Power, Cinergy, Consolidated Edison, Inc., Duke Energy, Edison International, Entergy, FirstEnergy Corp., FPL Group, PG&E Corp., Public Service Enterprise Group, Reliant Energy, Sempra Energy, Southern Company, TXU, and recently Carolina Power & Light, DTE Energy, Dominion Resources, El Paso Energy, GPU and Ontario Power./26/

     9.   Automated Power Exchange
          ------------------------

               Unicom holds less than 5% of this competitive power exchange business, which competes with California PX./27/ Automated Power Exchange ("APX") currently has an exchange in California in which buyers and sellers can trade directly 24 hours a day for hourly, daily, or weekly deals on an APX web site. APX is planning to extend coverage to the Midwest. APX promises facilitation of an independent exchange that will be seen by all market participants as a fair and impartial place to do business.


     10.  UTECH Climate Challenge Fund, L.P.
          ----------------------------------

               UTECH Climate Challenge Fund, L.P. is a venture capital investments in businesses engaged in developing or commercializing electrotechnologies and renewable energy technologies./28/ Unicom holds 5 shares out of 20.5 shares (approximately 24.4%) and has invested $4.5 million out of $5 million.

     11.  Utility Competitive Advantage Fund I, LLC and Utility Competitive
          -----------------------------------------------------------------
          Advantage Fund II, LLC
          ----------------------

               Utility Competitive Advantage Fund I, LLC ("UCAFI") and Utility Competitive Advantage Fund II, LLC ("UCAFII") are venture capital

______________________

/26/ See Section 34; Pantellos Corporation has applied for certification as an exempt telecommunication company under Section 34 of the Act.

/27/ See Rule 58 (b)(1)(v).

/28/ See Rule 58(b)(1)(ii); The Commission has approved investments similar magnitude as passive and/or de minimis. See Ameren, HCAR 35-26809 (Dec. 30, 1997); WPL Holdings, HCAR 35-26856 (April 14, 1998).

               investments in businesses engaged in communications, the Internet, customer service opportunities and companies with products or services to help utilities retain and build a customer base, improve core operating efficiencies and generate new revenue sources./29/ Unicom has invested $10.3 million in UCAFI and holds an ownership percentage of 11.11% in UCAFI. Unicom has currently invested $3 million in UCAFII and holds an ownership percentage of 17.64% in UCAFII, but is committed to invest additional $15 million (which will not change the ownership percentage of Unicom).

______________________

/29/ See cases cited in footnote 48 in Exhibit I-2 regarding the same investment held by PECO.